Accuidity LLC
Statement of Assets Acquired and Liabilities Assumed
As of July 1, 2025

Accuidity LLC
Statement of Assets Acquired and Liabilities Assumed
Table of Contents

Page
Independent Auditor’s Report	1 - 2
Statement of Assets Acquired and Liabilities Assumed as of July 1, 2025	3
Notes to Statement of Assets Acquired and Liabilities Assumed	4 - 9

Independent Auditor’s Report

Forge Global Holdings, Inc.
San Francisco, California

Opinion

We have audited the accompanying statement of assets acquired and liabilities assumed (the “financial statement”) of Accuidity LLC (“Accuidity”) as of July 1, 2025, and the related notes to the financial statement.

In our opinion, the accompanying financial statement presents fairly, in all material respects, the assets acquired and liabilities assumed of Accuidity as of July 1, 2025, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (”GAAS”). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statement section of our report. We are required to be independent of Accuidity and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter

As discussed in Note 2 to the financial statement, the accompanying financial statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the financial position or results of operations of Accuidity. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statement

Management is responsible for the preparation and fair presentation of the financial statement in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibilities for the Audit of the Financial Statement

Our objectives are to obtain reasonable assurance about whether the financial statement as a whole is free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statement.

In performing an audit in accordance with GAAS, we:
•Exercise professional judgment and maintain professional skepticism through the audit.
•Identify and assess the risks of material misstatement of the financial statement, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement.

•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of Accuidity’s internal control. Accordingly, no such opinion is expressed.
•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statement.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Wild, Maney & Resnick LLP

Woodbury, New York
September 15, 2025

ACCUIDITY LLC
Statement of Assets Acquired and Liabilities Assumed
As of July 1, 2025

Assets Acquired
Current assets:
Cash	$404,286
Prepaid expenses and other current assets	42,714
Total current assets	447,000
Goodwill	24,343,622
Intangible assets, net	6,650,000
Total assets acquired	$31,440,622
Liabilities Assumed
Current liabilities:
Accounts payable	35,880
Accrued expenses	230,000
Total current liabilities	265,880
Total liabilities assumed	265,880
Net assets acquired	$31,174,742

See accompanying notes to the Statement of Assets Acquired and Liabilities Assumed

ACCUIDITY LLC
Notes to Statement of Assets Acquired and Liabilities Assumed
As of July 1, 2025

Note 1 – Description of the Business

On July 1, 2025, Forge Global, Inc. (“FGI”), a wholly owned subsidiary of Forge Global Holdings, Inc. (the “Company”), acquired certain assets associated with Accuidity LLC (“Accuidity”), a specialized asset management firm focused on private market investing via a family of institutional index funds, single issuer investment funds, and early-stage venture funds, for total purchase consideration of $31.2 million. The purchase consideration consisted of $9.8 million in cash, subject to certain adjustments, 1,150,000 shares(1) of newly issued shares of the Company’s common stock (NYSE:FRGE). a portion of which are subject to forfeiture and transfer restrictions, contingent consideration of $6.0 million and net working capital adjustments.

The total purchase price consisted of the following components:

As of July 1, 2025
Total consideration:
Cash consideration - upfront	$7,257,574
Holdbacks:
Indemnity escrow	2,250,000
Other	278,470
Total holdbacks	2,528,470
Total cash consideration	9,786,044
Common stock consideration (1)	15,375,308
Contingent consideration (2)	6,022,600
Working capital adjustments, net	(9,210)
Total fair value of purchase price	$31,174,742

(1)    1,150,000 shares of newly issued shares of the Company’s common stock at the closing share price of $18.70 on July 1, 2025 of which 327,791 shares are subject to service-based vesting conditions. Accordingly, these shares are excluded from the purchase consideration and will be accounted for as stock-based compensation on the parent company over the vesting period.
(2)    See Note 3, Contingent Consideration and Earnout Arrangements, for additional information.

Note 2 – Significant Accounting Policies

Basis of Presentation

The accompanying statement is not a complete set of financial statements, but rather presents the net assets acquired and liabilities assumed in the acquisition of Accuidity at fair value as of July 1, 2025, in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). Management used estimates and assumptions, with the assistance of independent valuation specialists, to estimate the fair value of the assets acquired and liabilities assumed. The purchase price allocation of the assets acquired and liabilities assumed is preliminary until contractual post-closing working capital adjustments, estimates, and assumptions are finalized, including the final independent valuation report. The final determination of the purchase price allocation of the assets acquired and liabilities assumed is required to be completed within twelve months of the acquisition date.

In accordance with a request for relief granted by the Securities and Exchange Commission (“SEC”), the Statement of Assets Acquired and Liabilities Assumed of Accuidity (the “Statement”), prepared on the basis of the Company’s allocation of the purchase price, is provided in lieu of certain historical financial information of Accuidity required by Rule 3-05 of SEC Regulation S-X.

The acquisition of Accuidity was recorded using the acquisition method of accounting in accordance with ASC 805. The purchase price allocation was based on our valuation of the fair value of the tangible and intangible assets acquired and liabilities assumed on the date of acquisition and represents management’s best estimate based on available data. The Company evaluated arrangements for contingent consideration to employees and selling shareholders to determine whether such arrangements should be treated as part of the business combination consideration or as a separate transaction. Based on the guidance in ASC 805-10-55-24 and an assessment of the relevant indicators, the Company concluded that the earnout met the criteria to be classified as purchase consideration. Additionally, the portion of common stock shares subject to service-based vesting conditions met the criteria to be classified as compensation and are excluded from the purchase consideration. The fair value of the contingent consideration was based on a Monte Carlo simulation. The fair value measurements were primarily based on significant inputs that are not directly observable in the market and are considered Level 3 under the fair value measurements and disclosure framework. Key assumptions include the timing and probability of SEC approval for the Registered Megacorn Fund, forecast net recurring revenue, revenue volatility, stock price volatility, market risk premium, counterparty risk premium, and expected timing of payments. Transaction costs associated with the acquisition were expensed as incurred. The excess of the purchase price over the estimated fair values of the identifiable net assets acquired was recorded as goodwill.

Use of estimates

The preparation of the statement in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the statement and certain statement disclosures. Significant estimates in the Statement include projections and other assumptions used in the valuation analysis, including the useful lives of identifiable intangible assets. These estimates are inherently subjective in nature and, therefore, actual results may differ from the Company’s estimates and assumptions. The Company bases its estimates on historical experience and also on assumptions that it believes are reasonable.
The Company believes the estimates and assumptions underlying the Statement are reasonable and supportable based on the information available as of July 1, 2025. These estimates may change as additional information is obtained, and related financial impacts will be recognized as soon as those events become known.
Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less from the date of purchase to be cash equivalents. At July 1, 2025, Accuidity did not have any such investments.
Concentration of Credit Risk

The Company maintains its cash balances with one financial institution, which at times may be more than Federal Deposit Insurance Corporation Limits. As of December 31, 2024, the uninsured balance totaled $154,286.

Prepaid Expenses and Other Current Assets

Prepaid expenses include amounts paid in advance for rent, subscriptions, and contracts whose term exceeds three months. Prepaid expenses are initially recorded as a current asset and amortized to expense over the period the goods or services are consumed. Other current assets include items such as advances to vendors and deposits.

Goodwill

Goodwill represents the excess of the aggregate fair value of the consideration transferred in a business combination over the fair value of the assets acquired, net of liabilities assumed. The preliminary purchase price allocation resulted in the recognition of $24.3 million of goodwill. The qualitative factors contributing to the recognition of goodwill include value attributable to the assembled workforce, expected synergies as a result of the business combination and other strategic benefits. None of the resultant goodwill is expected to be deductible for income tax purposes.

Goodwill is not amortized but tested for impairment annually on October 1, or more frequently if events or changes in circumstances indicate the goodwill may be impaired.

Intangible Assets

Intangible assets are recognized apart from goodwill whenever an acquired intangible asset arises from contractual or other legal rights, or whenever it is capable of being separated or divided from the acquired entity and sold, transferred, licensed, rented, or exchanged, either individually or in combination with a related contract, asset or liability. Accuidity’s intangible assets consist of investment management contracts, customer relationships, investment strategies and trade name portfolios, which are amortized using the straight-line method over periods of 3 to 10 years. The Company recognized certain intangible assets acquired as part of the acquisition.

Investment management contracts

Investment management contracts were acquired as part of the acquisition, consisting of advisory agreements related to certain funds. These contracts grant legally enforceable rights to earn Assets Under Management (“AUM”)-based management and performance fees. The fair value of the investment management contracts was based on the multi-period excess earnings method (“MPEEM”), incorporating assumptions related to AUM growth, inflows/outflows, and fee structures. Investment management contracts will be amortized over an estimated useful life of 10 years using the straight-line depreciation method.

Customer relationships

Customer relationships were acquired as part of the acquisition, consisting of existing investor and co-investor relationships arising from prior fund participations and direct co-investments. These relationships provide the ability to generate fee income on future new-money transactions. The fair value of the customer relationships was based on the MPEEM, including assumptions related to follow-on investment rates, attrition, and fee generation. Customer relationships will be amortized over an estimated useful life of 4 years using the straight-line depreciation method.

Investment strategies

Investment strategies were acquired as part of the acquisition, consisting of proprietary strategies associated with the Megacorn Fund that transform a private market index into an investable, fee-generating product. The fair value of the investment strategies was based on the relief-from-royalty method, including assumptions related to forecast revenue and comparable royalty rates. Investment strategies will be amortized over an estimated useful life of 10 years using the straight-line depreciation method.

Trade name portfolio

The trade name portfolio was acquired as part of the acquisition, consisting primarily of rights to the “Megacorn” trade name. The fair value of the trade name portfolio was based on the relief-from-royalty method, including assumptions related to forecast revenue and comparable royalty rates. Investment strategies will be amortized over an estimated useful life of 10 years using the straight-line depreciation method.

The following are preliminarily identified intangible assets and estimated lives over which intangible assets are expected to be amortized:

	Estimated Useful Life	Amortization Method	July 1, 2025
Investment management contracts	10 years	straight-line	$1,800,000
Customer relationships	4 years	straight-line	2,800,000
Investment strategies	10 years	straight-line	1,600,000
Trade name portfolio	10 years	straight-line	450,000
Total intangible assets			$6,650,000

Future amortization expense associated with intangible assets with finite lives is expected to be:

Amount
2025 (remaining)	$659,167
2026	1,318,333
2027	1,318,333
2028	851,667
2029	385,000
Thereafter	2,117,500
$6,650,000

Accounts Payable

Accounts payable relates to outstanding vendor invoices for services rendered but not paid as of July 1, 2025.

Accrued Expenses

Accrued expenses relate to income tax expense owed. Accuidity LLC elected to be taxed as a C-Corporation on February 5, 2025. The income tax expense is estimated based on the profit from February 5, 2025 through June 30, 2025. Final tax expense could differ from estimated amounts.

Note 3 – Contingent Consideration and Earnout Arrangements

In connection with the acquisition of Accuidity, completed on July 1, 2025, the Company may be obligated to issue additional consideration in the form of Company common stock (the “Earnout Consideration”), contingent upon the achievement of certain regulatory approvals and financial performance milestones during defined measurement periods (collectively, the “Earnout Periods”). The Earnout Consideration is structured in three potential tranches.

For each tranche, the number of shares issuable will be calculated based on the volume-weighted average closing price (“VWAP”) of the Company’s common stock over the 30 consecutive trading days ending two trading days prior to the final determination date. The VWAP is subject to a floor of $15.00 and a cap of $18.75 per share.

First Earnout Tranche

The Company will be obligated to issue $4.2 million of Earnout Consideration in the form of common stock if, on or prior to December 31, 2026:

•the registered Megacorn Interval Fund receives approval from the U.S. Securities and Exchange Commission (SEC), and
•the Megacorn Fund validly issues registered fund securities to at least one new investor (together, the “First Earnout Achievement”).

If these conditions are not met, no amount is payable under this tranche.

Second Earnout Tranche

The Company may be required to issue up to $5.4 million of Earnout Consideration in the form of common stock based on the level of Recurring Net Revenue, as defined in the merger agreement, achieved for the year ending December 31, 2026 (the “2026 Earnout Period”), as follows:

•If Recurring Net Revenue is below the 2026 Earnout Threshold Floor (as defined in the merger agreement), no amount will be payable.
•If Recurring Net Revenue is between the 2026 Threshold Floor and the 2026 Threshold Ceiling, the Earnout Amount will equal $4.2 million multiplied by a fraction, the numerator of which is actual Recurring Net Revenue and the denominator of which is the 2026 Earnout Target (each term as defined in the merger agreement).
•If Recurring Net Revenue exceeds the 2026 Threshold Ceiling, the full Second Earnout Amount of $5.4 million will be payable.

Third Earnout Tranche

The Company may be required to issue up to $8.3 million of Earnout Consideration in the form of common stock based on Recurring Net Revenue performance for the year ending December 31, 2027 (the “2027 Earnout Period”), as follows:

•If Recurring Net Revenue is below the 2027 Earnout Threshold Floor (as defined in the merger agreement), no amount will be payable.
•If Recurring Net Revenue is between the 2027 Threshold Floor and the 2027 Threshold Ceiling, the Earnout Amount will equal $4.2 million multiplied by a fraction, the numerator of which is actual Recurring Net Revenue and the denominator of which is the 2027 Earnout Target.
•If Recurring Net Revenue exceeds the 2027 Threshold Ceiling, the full Third Earnout Amount of $5.4 million will be payable.
•In addition, if no Second Earnout Amount was earned due to underperformance in the 2026 Earnout Period, and the 2027 revenue exceeds the 2027 Threshold Ceiling, the Third Earnout Amount will be increased by $2.9 million.

Note 4 – Subsequent Events

The Company has evaluated subsequent events through September 15, 2025, the date the Statement was available to be issued.